EXHIBIT 99.1

In accordance with Rule 13d–1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is (and any amendments thereto will be) filed on behalf of each of them.

Dated: April 21, 2014

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert R. Chai-Onn
	Name:	Robert R. Chai-Onn
	Title:	Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development

VALEANT PHARMACEUTICALS INTERNATIONAL

By:	/s/ Robert R. Chai-Onn
	Name:	Robert R. Chai-Onn
	Title:	Executive Vice President, General Counsel and Corporate Secretary